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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 27, 2004

                                BBMF CORPORATION
             (Exact name of Registrant as specified in its charter)


           NEVADA                        0-27989                 88-0286466
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                 Room 4302, 43rd Floor, China Resources Building
                    26 Harbour Road, Wan Chai, Hong Kong SAR
               (Address of principal executive offices) (Zip code)


                                 +852 2116 8509
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On September 27, 2004, BBMF Corporation, a Nevada corporation (the "Company" or the "Registrant"), pursuant to a Mobile Business Sales and License Agreement dated September 27, 2004 (the "Agreement") with Atlus Co., Ltd., a corporation organized and existing under the laws of Japan ("Atlus"), signed an agreement to purchase Atlus' mobile distribution business ("Acquired Assets") for an aggregate purchase price of 300,000,000 Japanese Yen. Completion and delivery will take place on September 30, 2004. Under the Agreement, the Company has been granted an exclusive, worldwide license to use Atlus' game contents, characters and the Atlus trademark (with the exception of certain mobile game contents, which license BBMF has received on a non-exclusive basis) pursuant to the Agreement. Atlus will receive from BBMF a percent of revenue earned from game distribution. The Acquired Assets were valued based on their current fair market value as mutually agreed by the parties. The source of the funds to be paid by the Company under the Agreement will be the Company's internal cash.

         Atlus is primarily engaged in the business of development and sales of software products for video games, on-line computer games and mobile games, and of operation of mobile game sites for mobile phones. Atlus is currently a shareholder of the Company and will own approximately 9.4% of the Company's outstanding shares after completion of the private placement described below in
Item 3.02.

ITEM 3.02  RECENT SALES OF UNREGISTERED SECURITIES

         On September 27, 2004, the Company announced that it completed a private placement of 1,636,606 newly-issued shares of common stock to several investors, including Atlus Co., Ltd, a shareholder of the Company prior to this private placement. The shares were sold at $3.50 per share and are subject to a one year lock-up period. The private placement resulted in gross proceeds of $5,728,120.

         The shares issued in the private placement were issued pursuant to certain registration exemptions including the exemption provided by Section 4(2) and Rule 506 under the Securities Act of 1933, as amended.

         The Company intends to use the proceeds from this private placement for general corporate purposes, including potential future acquisitions.

         A copy of the Company's press release announcing the private placement is attached as Exhibit 99 hereto and incorporated by reference herein. The press release filed as an exhibit to this report announcing the transaction includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about the Company's business and the acquisition contained in the press release are "forward-looking" rather than "historic."


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 9.01(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 71 days from the date of the 8-K filing.

         (b)      Pro Forma Financial Information.

                  It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 9.01(a)(4) and 9.01(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 71 days from the date of the 8-K filing.

         (c)      Exhibits.

                  3.1 Form of Common Purchase Agreement, each dated September 27, 2004, each entered into by and between the Company and certain investors including Atlus Co. Ltd.

                  99       Press Release of the Company dated September 28, 2004



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           BBMF CORPORATION
                                           (Registrant)



Date: September 28, 2004                   By:  /s/ Antony Ren Haw Ip
                                              ----------------------------------
                                              Antony Ren Haw Ip
                                              President


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